Exhibit 99.(h)(14)

AMENDMENT

To Transfer Agency and Service Agreement dated October 1, 2007 (the “Agreement”)

Between
Each of the Credit Suisse Entities, Individually and not Jointly,

as Listed on Schedule A to the Agreement (the “Funds”)

and

Boston Financial Data Services, Inc. (the “Transfer Agent”)

This Amendment is made as of this 28th day of March 2012, between the Funds and the Transfer Agent.

In accordance with Section 17 (Additional Funds) and Section 16.1 (Amendment) of the Agreement, as amended, between the Funds and the Transfer Agent, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.     Schedule A (Funds). The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated March 29, 2012;

2.     All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

3.     In all other regards, the terms and provisions of the Amendment shall continue to apply with full force and effect.

4.     This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute on and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE CREDIT SUISSE		BOSTON FINANCIAL DATA
ENTITIES, INDIVIDUALLY AND NOT		SERVICES, INC.
JOINTLY, AS LISTED ON SCHEDULE A
TO THE AGREEMENT

By:	/s/Michael A. Pignataro	By:	/s/Richard J. AHL
Name:	Michael A. Pignataro	Name:	Richard J. AHL
Title:	CFO	Title:	SVP

Schedule A

Dated: March 29, 2012

Fund	Type of Entity	State of Organization

Credit Suisse Commodity Return Strategy Fund	Trust	DE

Credit Suisse Trust	Trust	MA
Commodity Return Strategy Portfolio

Credit Suisse Opportunity Funds	Trust	DE
Credit Suisse Floating Rate High Income Fund
Credit Suisse Liquid Alternative Fund